UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2021
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.02.	Termination of a Material Definitive Agreement.
As previously reported, EirGen Pharma Limited, a subsidiary of OPKO Health, Inc., a Delaware corporation (including its subsidiaries, the “Company”), entered into a development and license agreement, dated October 12, 2017 (the “Development Agreement”), with Japan Tobacco Inc. (“JT”). Pursuant to the Development Agreement the Company granted JT the exclusive rights for the development and commercialization of Rayaldee in Japan. A description of the material terms of the Development Agreement is contained under the heading “Pharmaceutical Products—Renal Products-Rayaldee” contained in Part I Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 18, 2021, which description is incorporated by reference in this Item 1.02 of this Current Report on Form 8-K.
On May 17, 2021, JT delivered to the Company a notice of termination of the Development Agreement pursuant to Section 16.1(a) thereof, which permits termination by JT for any reason, indicating its decision to discontinue development of the product for the Japanese market based on a comprehensive review of its development pipeline. The termination of the Development Agreement will become effective on November 15, 2021.

ITEM 3.02.	Unregistered Sales of Equity Securities.
As previously reported, on May 6, 2021, the Company entered into exchange agreements (the “Exchange Agreements”) with certain noteholders (the “Noteholders”) of the Company’s 4.50% Convertible Senior Notes due 2025, pursuant to which the Noteholders agreed to exchange (the “Exchange”) $55.42 million in aggregate principal amount of such notes (the “Exchanged Notes”) for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). On May 17, 2021, the Company consummated the Exchange and issued an aggregate of 19,051,270 shares of Common Stock to the Noteholders, together with an aggregate of $616,547.50 in accrued and unpaid interest on the Exchanged Notes.
As previously reported, the number of shares of Common Stock issued by the Company to the Noteholders upon consummation of the Exchange was determined based upon a volume-weighted-average-price per share of Common Stock, subject to a floor of $3.50 per share, during a four-trading-day averaging period, commencing on the trading day immediately following the date of each Exchange Agreement. The offer and sale of such shares was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, as the Exchange was effected between the Company and existing security holders, and no commission or other remuneration has been paid or given directly or indirectly for soliciting the Exchange.

ITEM 8.01.	Other Events.
As previously reported, in connection with the Company’s original issuance of its $200.0 million aggregate principal amount of the 2025 Notes, the Company entered into a share lending agreement, dated as of February 4, 2019 (the “Share Lending Agreement”), together with Jefferies Capital Services, LLC (the “Share Borrower”), under which the Company agreed to lend to the Share Borrower up to 30.0 million shares of Common Stock. As previously reported, on February 7, 2019, the Company issued 29.25 million shares of Common Stock and loaned them to the Share Borrower under the Share Lending Agreement. Following consummation of the Exchange, the outstanding borrowed shares of Common Stock was reduced by approximately 8,313,000 shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: May 21, 2021	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration